CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in Post-Effective Amendment No. 30 to the Registration Statement of FRANKLIN CALIFORNIA TAX-FREE INCOME FUND, INC. on Form N-1A, File No. 002-60470 and 811-2790, of our report dated May 7, 2002 relating to the financial statements and financial highlights of FRANKLIN CALIFORNIA TAX-FREE INCOME FUND, INC. which appear in the March 31, 2002 Annual Report to shareholders, which are also incorporated by reference in the Registration Statement. We also consent to the reference to our firm under the captions "Financial Highlights" and "Auditor."



                                        /s/PricewaterhouseCooper LLP
                                        PricewaterhouseCoopers LLP


San Francisco, California
July 26, 2002